UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 27, 2006
SYNTAX-BRILLIAN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50289	05-0567906

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 N. DESERT DRIVE
TEMPE, ARIZONA
85281

(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 2.2
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement
          On October 30, 2006, we announced that we entered into an agreement to acquire Vivitar Corporation (“Vivitar”) in a stock-for-stock transaction.
          Pursuant to and subject to the terms and conditions of the Agreement and Plan of Reorganization dated as of October 27, 2006 among us, SBV — AC Corporation, a wholly owned subsidiary of our company, Vivitar, and Great Step Co., Ltd., the sole shareholder of Vivitar (the “Merger Agreement”), SBV-AC Corporation will merge with and into Vivitar Corporation, with Vivitar surviving as a wholly owned subsidiary of Syntax-Brillian Corporation (the “Merger”). At the effective time of the Merger, each outstanding share of Vivitar common stock will be exchanged for that number of shares of our common stock equal to (i) the number of shares of Vivitar common stock outstanding on the effective date of the Merger divided by $26,000,000, divided by (ii) $5.70, which was the average closing price of our common stock for the 15-trading day period ended on October 26, 2006. A portion of our shares of common stock issued in the Merger will be held in escrow for one year as security for representations and warranties as specified in the Merger Agreement. We expect the transactions covered by the Merger Agreement to close as soon as practicable following the receipt of any required approvals and the satisfaction of customary closing conditions.
          The Merger Agreement also contains other provisions, covenants, representations, and warranties made by Vivitar, its shareholder, and our company that are typical in transactions of this size, type, and complexity. The representations and warranties are qualified by information in confidential disclosure schedules that were exchanged in connection with signing the Merger Agreement. While we do not believe that the disclosure schedules contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts because they are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures.
          In addition, the Merger Agreement includes registration rights pursuant to which the shares of our common stock to be issued in consideration for the Merger will be registered for resale by the sole shareholder of Vivitar on a registration statement under the Securities Act of 1933, as amended, to be filed by us within 30 days following the effective date of the Merger. We will pay all expenses incurred in connection with the registration. The sole shareholder agreed that it will not resell any of our common stock in excess of the volume limitations set forth in Rule 144(e) under the Securities Act of 1933 for a period of one year following the effective date of the Merger.
          A copy of the Merger Agreement is filed herewith as Exhibit 2.2 and is incorporated by reference into this Item 1.01. The foregoing description of the Merger

Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the press release announcing the transaction is filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number
2.2	Agreement and Plan of Reorganization, dated as of October 27, 2006, among Syntax-Brillian Corporation, SBV-AC Corporation, Vivitar Corporation, and Great Step Co., Ltd.

99.1	Press release from Syntax-Brillian Corporation, dated October 30, 2006, entitled “Syntax-Brillian Announces Agreement to Acquire Vivitar”

2

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION
Date: November 1, 2006	By:	/s/ Wayne A. Pratt
Wayne A. Pratt
Executive Vice President and Chief Financial Officer

3

EXHIBIT INDEX

2.2	Agreement and Plan of Reorganization, dated as of October 27, 2006, among Syntax-Brillian Corporation, SBV-AC Corporation, Vivitar Corporation, and Great Step Co., Ltd.

99.1	Press release from Syntax-Brillian Corporation, dated October 30, 2006, entitled “Syntax-Brillian Announces Agreement to Acquire Vivitar”